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Exhibit 23.5

Consent of Infonetics Research Inc.

We hereby consent to (1) the use of and references to our name in the prospectus included in the registration statement on Form F-1 of Manchester United Ltd. (the "Company") and any amendments thereto (the "Registration Statement"), including, but not limited to, in the "Prospectus Summary" and "Business" sections and (2) the filing of this consent as an exhibit to the Registration Statement by the Company for the use of our data and information in the above-mentioned section.

The data and information used in the Registration Statement, including, but not limited to, under the "Prospectus Summary" and "Business" sections are obtained from our report titled "Pay TV Services and Subscribers — Biannual Worldwide and Regional Market Share, Size, and Forecasts: 2nd Edition."

By:	/s/ Jeff Heynen
Name:	Jeff Heynen
Title:	Directing Analyst, Broadband Access and Video
Infonetics Research Inc. July 16, 2012

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  Exhibit 23.5
Consent of Infonetics Research Inc.